                                                                 Conformed Copy

- -------------------------------------------------------------------------------

                           BLACK HILLS CORPORATION

                                      TO

                     MANUFACTURERS HANOVER TRUST COMPANY,


                                                         As Trustee


                            ---------------------

                                TWENTY FOURTH


                            SUPPLEMENTAL INDENTURE


                          Dated as of April 13, 1987

                           ---------------------


                  Supplemental to Indenture of Mortgage and


                 Deed of Trust Dated as of September 1, 1941


- -------------------------------------------------------------------------------

    TWENTY FOURTH SUPPLEMENTAL INDENTURE, dated as of the 13th day of April, 1987, between Black Hills Corporation (formerly named and now operating its electric utility division as Black Hills Power and Light Company), a corporation organized and existing under the laws of the State of South Dakota (hereinafter called the "Company"), party of the first part, and Manufacturers Hanover Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter mentioned (hereinafter called the "Trustee"), party of the second part.

    WHEREAS, in order to secure an authorized issue of First Mortgage
Bonds of the Company, the Company has executed and delivered an Indenture of Mortgage and Deed of Trust to Central Hanover Bank and Trust Company (subsequently known as The Hanover Bank) as Trustee, dated September 1, 1941, hereinafter referred to as the "Original Indenture", and has also executed and delivered to said Trustee and to Manufacturers Hanover Trust Company (which on September 8, 1961 became the Trustee under the Original Indenture, as theretofore supplemented and amended, by virtue of the merger of said The Hanover Bank into Manufacturers Trust Company, under said name Manufacturers Hanover Trust Company), as Trustee, various Supplemental Indentures supplementing and/or modifying the Original Indenture, respectively dated as follows:



    First Supplemental Indenture               July 15, 1945
    Second Supplemental Indenture              January 15, 1948
    Third Supplemental Indenture               January 15, 1949
    Fourth Supplemental Indenture              March 1, 1950
    Fifth Supplemental Indenture               March 1, 1952
    Sixth Supplemental Indenture               July 1, 1956
    Seventh Supplemental Indenture             May 1, 1957
    Eighth Supplemental Indenture              May 1, 1959
    Ninth Supplemental Indenture               April 1, 1960
    Tenth Supplemental Indenture               August 1, 1960
    Eleventh Supplemental Indenture            June 1, 1961
    Twelfth Supplemental Indenture             October 1, 1962
    Thirteenth Supplemental Indenture          May 1, 1963
    Fourteenth Supplemental Indenture          June 1, 1969
    Fifteenth Supplemental Indenture           June 15, 1974
    Sixteenth Supplemental Indenture           August 1, 1974
    Seventeenth Supplemental Indenture         July 15, 1975
    Eighteenth Supplemental Indenture          May 1, 1976
    Nineteenth Supplemental Indenture          February 15, 1977
    Twentieth Supplemental Indenture           April 1, 1977
    Twenty First Supplemental Indenture        June 1, 1977
    Twenty Second Supplemental Indenture       July 14, 1982
    Twenty Third Supplemental Indenture        September 1, 1986


and the Company also executed and delivered to said The Hanover Bank, as Trustee, Subordination Agreements dated December 29, 1950 and September 19,

1955 also supplementing the Original Indenture, which, as supplemented and amended by said twenty-three Supplemental Indentures and said Subordination Agreements, is hereinafter referred to as the "Indenture"; and

    WHEREAS, pursuant to the provisions of the Indenture, First Mortgage Bonds have been duly issued and are presently outstanding and secured by the Indenture as follows:

                                                 Principal Amount
                    Series                          Outstanding
                    ------                       ----------------
    Series H, 5-1/4%, due May 15, 1987               $ 634,000
    Series I, 5-1/8%, due May 1, 1989                  865,000
    Series J, 5-3/4%, due April 1, 1990                870,000
    Series K, 5-5/8%, due August 1, 1990               870,000
    Series L, 5-3/8%, due June 1, 1991                 875,000
    Series M, 5%, due October 1, 1992                  875,000
    Series N, 4-3/4%, due May 1, 1993                  884,000
    Series O, 8.05%, due June 1, 1999                4,975,000
    Series R, 6-5/8%, due April 1, 2007              5,850,000
    Series S, 6-5/8%, due April 1, 2007              2,050,000
    Series T, 6-5/8%, due April 1, 2007              1,000,000
    Series U, 6-5/8%, due April 1, 2007              1,000,000
    Series V, 6.85%, due June 1, 2007                1,550,000
    Series W, 6.85%, due June 1, 2007                2,850,000
    Series X, 8.375%, due October 1, 1998            6,000,000
                                                   -----------
                                                   $31,148,000
                                                   -----------

; and

    WHEREAS, Section 9.21 of the Original Indenture provides a covenant requiring the Company upon the acquisition of any shares of stock of any Subsidiary to deposit and pledge the stock of such Subsidiary to the Trustee subject to the direct lien of the Indenture and further prohibits the Company from sanctioning or permitting such Subsidiary from acquiring any indebtedness in excess of $15,000 except indebtedness issued to the Company; and

    WHEREAS, Section 9.21 of the Original Indenture has been amended to specifically except Wyodak Resources Development Corp. (defined herein as "Wyodak Resources"), the Company's wholly owned Subsidiary, from the requirements and restrictions of Section 9.21 of the Indenture thereby allowing Wyodak Resources to acquire or create its Subsidiaries free from the requirements and restrictions of Section 9.21; and

    WHEREAS, the Company believes that in properly conducting its business affairs that it should be allowed to acquire or create Subsidiaries, other than Subsidiaries of Wyodak Resources, to hold property and to engage in businesses unrelated to the electric utility business affairs of the Company and free of any restrictions of the Indenture and to be able to incur indebtedness other than indebtedness issued to the Company and to encumber such Subsidiaries' stock without any pledge to the lien of the Indenture; and

    WHEREAS, since the Indenture as supplemented now places no restrictions on Wyodak Resources' Subsidiaries incurring indebtedness and keeping the stock of such Subsidiaries free of the lien of the Indenture, to allow through this Supplemental Indenture for the Company to acquire or create Subsidiaries other than Subsidiaries of Wyodak Resources free of the same restrictions would not have any effect on the security of the Indenture, and as long as the Company is limited from making investments or advances in or to Subsidiaries from only those funds from which the Company may pay common stock dividends or any other distribution in respect thereto, that an amendment of the Indenture which removes Subsidiaries from the requirements and restrictions of Section 9.21 of the Indenture and includes Subsidiaries in the dividend restriction provisions of Section
9.16 of the Indenture is consistent with the intent of the Bondholders in approving the above referred to amendments to Sections 9.16 and 9.21 of the Indenture and does not impair the security of the Indenture; and

    WHEREAS, the Company deems it advisable that the Indenture be amended as herein provided and the holder of the requisite amount of the outstanding bonds issued under the Indenture have duly consented, pursuant to the provisions of Section 18.11 of the Indenture, to the execution of this Twenty Fourth Supplemental Indenture and have lodged with the Trustee an instrument duly setting forth such consent; and

    WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and particularly the provisions contained in Articles Seventeen and Eighteen thereof, and pursuant to appropriate resolutions of its Board of Directors has duly resolved and determined to make, execute and deliver to the Trustee the Twenty Fourth Supplemental Indenture in the form hereof for the purposes therein provided; and

    WHEREAS, all conditions and requirements necessary to make this Twenty Fourth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    That the Company, in consideration of the premises and one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, in order to amend certain provisions of the Indenture, hereby further covenants and agrees to and with the Trustee and its successors in the trust under the Indenture for the benefit of all those who shall from time to time hold the Bonds as follows:

                                 ARTICLE ONE

                         Amendments to the Indenture


    SECTION 1.01 Subparagraph (6) of Section 9.16 of Article Nine as set forth in Section 1.06 of the Fifteenth Supplemental Indenture dated June 15, 1974 is hereby amended as follows:

    "(6) The aggregate of all investments or advances by the Company in or to any Subsidiary."

    SECTION 1.02. Section 9.21 of Article Nine as previously amended by
Section 1.07 of the Fifteenth Supplemental Indenture dated June 15, 1974 and by Section 1.06 of the Eighteenth Supplemental Indenture dated May 1, 1976 and by Section 1.03 of the Twenty Second Supplemental Indenture dated July 14, 1982, is further amended by deleting the first two paragraphs thereof and amending the third paragraph so that the entire Section 9.21 is amended to read as follows:

    "The Company shall make no investment in any Subsidiary unless as of the date of the making of an investment therein the amount of such investment when added to the aggregate of all investments made prior thereto by the Company in Subsidiaries shall not be in excess as of such date of twenty per cent of the total of (1) the capital stock liability of the Company plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Company and (2) any premium on the capital stock of the Company not included in surplus."


                                 ARTICLE TWO

                           Miscellaneous Provisions

    SECTION 2.01. The Company, by the execution hereof, acknowledges that a true copy of this Supplemental Indenture has been delivered to and received by it.

    SECTION 2.02. Except as heretofore amended and as amended by this Supplemental Indenture, all the provisions, terms and conditions or the Original Indenture shall continue in full force and effect.

    SECTION 2.03. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

    SECTION 2.04. This Supplemental Indenture may be executed in several counterparts, all or any of which may be treated for all purposes as one original and shall constitute and be one and the same instrument.

    IN WITNESS WHEREOF, BLACK HILLS CORPORATION, party hereto of the first part, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, and MANUFACTURERS HANOVER TRUST COMPANY, party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereto affixed and to be attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                                       BLACK HILLS CORPORATION
(CORPORATE SEAL)


                                       By GEORGE T. LOCKE
                                          -------------------------------------
                                       Its Senior Vice President - Finance
                                           -------------------------------------

ATTEST:

          LOUISE S. KELLEY
- --------------------------------------
              Secretary

Signed, sealed and delivered
by BLACK HILLS CORPORATION in
the presence of

          ROXANN R. BASHAM
- --------------------------------------

           LINDA L. MEYER
- --------------------------------------

                                       MANUFACTURERS HANOVER TRUST COMPANY

                                       By       ERNIE F. COCKINGS
                                          -------------------------------------
                                       Its Assistant Vice President
                                           -------------------------------------

ATTEST:


           MARK G. WALSH
- --------------------------------------
Its Trust Officer
    ----------------------------------

Signed, sealed and delivered by
MANUFACTURERS HANOVER TRUST
COMPANY in the presence of:

          ELEANOR T. GREEN
- --------------------------------------

          MICHAEL F. KIELY
- --------------------------------------


STATE OF SOUTH DAKOTA  )
                       ) SS.
COUNTY OF PENNINGTON   )

    On this 13th day of April, 1987, before me, Jodi Hanson, the undersigned
            ----        -----                   -----------
officer, personally appeared George T. Locke, to me personally known, who
                             ---------------
acknowledged himself to be, and being by me duly sworn, did say that he is Senior Vice President - Finance of BLACK HILLS CORPORATION, a corporation, and
- -------------------------------
that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Senior Vice President - Finance and sealed in
                                 -------------------------------
behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said Senior Vice President - Finance
                                         -------------------------------
acknowledged the same as the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                     JODI HANSON
                                       ----------------------------------------
                                       NOTARY PUBLIC
 (SEAL)                                My Commission expires June 24, 1993

STATE OF NEW YORK     )
                      ) SS.
COUNT OF NEW YORK     )

    On this 13th day of May, 1987, before me, Kathy A. Murphy, the undersigned
            ----        ---                   ---------------
officer, personally appeared E. F. Cockings, to me personally known, who
                             --------------
acknowledged himself to be, and being by me duly sworn, did say that he is Assistant Vice President of MANUFACTURERS HANOVER TRUST COMPANY, a corporation,
- ------------------------
and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was executed by, and signed in the name of, the corporation, by him, as such Assistant Vice President and sealed
                                          ------------------------
in behalf of the corporation by authority of its Board of Directors for the purposes therein contained, and the said E. F. Cockings acknowledged the same as
                                         --------------
the free act and deed of said corporation.

    IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                    KATHY A. MURPHY
                                       -----------------------------------------
                                       NOTARY PUBLIC
(SEAL)
                                       Kathy A. Murphy
                                       Notary Public, State of New York
                                       No. 60-4825140
                                       Qualified in Westchester County
                                       Certificate filed in New York County
                                       Commission Expires July 31, 1988

    Counterparts of the foregoing Twenty Fourth Supplemental
Indenture were recorded or filed as follows:

South Dakota Secretary of State:
    Counterpart No. 3 recorded 6/15/87 at 4:00 P.M. in Volume 28, Page 13 of
     Railway Deeds, Mortgages and Leases Record Book

Dawes County, Nebraska:
    Counterpart No. 4 recorded 6/15/87 at 11:35 A.M. in Book 102, Page 1-8
     Docket No. 23

Scotts Bluff County, Nebraska:
    Counterpart No. 5 recorded 6/15/87 at 1:35 P.M. in General Index for
     Mortgages Book 119, Pages 216-223, Document No. 2961

Sioux County, Nebraska:
    Counterpart No. 6 recorded 6/15/87 at 8:10 A.M. in Book 45 of Mortgages,
     Pages 718-725

Carter County, Montana:
    Counterpart No. 7 recorded 6/16/87 at 8:00 A.M. in Book 28 of Mortgages, on
     Pages 209-216, Docket No. 160224

Powder River County, Montana:
    Counterpart No. 8 recorded 6/15/87 at 10:02 A.M., Book 39MF of Mortgages,
     Pages 14-21, Docket No. 114168

Campbell County, Wyoming:
    Counterpart No. 9 recorded 6/15/87 at 9:22 A.M. in Book 954 of Photos, Pages
     459-466, Docket No. 599912

Crook County, Wyoming:
    Counterpart No. 10 recorded 6/15/87 at 9:00 A.M. in Book 262 of Photos,
     Pages 344-351, Docket No. 460555

Weston County, Wyoming:
    Counterpart No. 11 recorded 6/15/87 at 4:15 P.M., Book 161 of Photos, Pages
     24-31, Docket No. 532965